Exhibit 99.2

Transcript of conference call held by T2 Biosystems, Inc. on November 2, 2017

Operator:

Greetings, and welcome to the T2 Biosystems’ Third Quarter 2017 Conference Call. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, zero on your telephone keypad. As a reminder, this conference is being recorded. It is now my pleasure to introduce your host, Darlene Deptula-Hicks, Chief Financial Officer for T2 Biosystems. Please go ahead.

Darlene Deptula-Hicks:

Thank you, and good afternoon, everyone. I am Darlene Deptula-Hicks, the Chief Financial Officer of T2 Biosystems, and welcome to our third quarter 2017 financial results conference call. With me today is John McDonough, President and CEO.

Before we get started, I’d like to remind everyone that comments made today by Management will include forward-looking statements. Those include any statements which do not relate to matters of historical facts. Forward-looking statements are based on estimates and assumptions as of today and are subject to risks and uncertainties that may cause the actual results to differ materially from those expressed or implied by those statements, including the risks and uncertainties described in T2’s Annual Report on Form 10-K which was filed with the SEC on March 15, 2017. The Company undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

With that, I’d like to turn the call over to President and CEO, John McDonough, for his opening comments. John?

John McDonough:

Thank you, Darlene. Good evening, everyone, and welcome to our third quarter 2017 earnings call. Let me begin with a brief agenda for today’s call. I’ll begin my prepared remarks with a high level summary of our financial results for the third quarter of 2017, a review of the key drivers that contributed to our performance during the quarter, and also provide an update on recent business highlights. I’ll then turn the call over to Darlene who will discuss our quarterly financial results in detail and review our financial guidance for the fourth quarter of 2017. Following Darlene’s review of our financial guidance, I’ll share some closing remarks before we open the call up for questions.

Our operating progress in the third quarter was one of the best we’ve had as we completed the T2Bacteria Panel FDA filing for market clearance, closed an exciting collaboration with the CDC around Candida auris superbug detection, closed a partnership with pharmaceutical company, Cidara, for the use of T2Candida in their antifungal clinical trials, and closed the $20 million equity financing. Having said that, let’s start with our financial results.

During the third quarter, we reported total revenue of $1.1 million, and product revenue of $739,000, which grew 27.4% on a year-over-year basis, and was slightly ahead of revenue in the second quarter of 2017. The third quarter product revenue was negatively impacted by instrument orders received in September that could not be shipped in order to be recorded as revenue in the quarter. Additionally, we saw some delays in orders from customers located in the Texas area that may have been the result of weather. I’m happy to report that those orders did close in October. We expect to realize this revenue in the fourth quarter, and expect fourth quarter product revenues to be in the range of $1 million to $1.2 million, and expect a quarter-over-quarter growth rate of 36% to 63%.

We continue to measure our progress using metrics that we’ve highlighted on past calls, including the growth in the number of high-risk patients at customer facilities under contract. We consider this metric to be important as it represents the number of patients that could be tested with T2Candida and T2Bacteria if all high-risk patients were tested at the time patients presented with symptoms of infection. During the third quarter, we increased the number of high-risk patients at hospitals under contract by approximately 58,000 patients, ahead of the 40,000 high-risk-patient target we set on our last earnings call. The estimated 58,000 high-risk patients are a result of closing seven new hospital contracts in the third quarter, all of which were international accounts. We also closed three additional contracts for the use of the T2Bacteria Research Use Only, our RUO product, in the United States. As of September 30, we now estimate that we have 56 contracts in place covering 144 hospitals that provide access to an estimated 473,000 high-risk patients that could be screened with T2Candida and T2Bacteria which both run on the T2Dx instrument.

We’re very excited about the clinical and market developments related to the T2Bacteria Panel. In July, we were pleased to report that we had achieved the CE Mark for T2Bacteria, enabling the commercial launch of T2Bacteria in Europe and other countries that accept the CE Mark. In September, we announced that we submitted our 510(k) application to the FDA requesting market clearance for the T2Bacteria Panel. The submission includes a filing with compelling data that demonstrates overall sensitivity of 95.8%, and overall specificity of 98.1%. This compares favorably to the reported 50% to 65% sensitivity of blood culture, and therefore the sensitivity of any diagnostic product that is dependent on a positive blood culture.

Most importantly, the pivotal study of over 1,400 prospective patients run at 11 different institutions across the United States, identified 102 patients with known infection. Of those, T2Bacteria detected 98 of the infections, while the blood culture which was drawn concurrently with the T2Bacteria blood draw, detected only 39 patients. Additionally, the average time-to-result for the T2Bacteria Panel was 5.4 hours, compared to 71.7 hours for blood culture based species identification. The T2Bacteria Panel was designed to identify approximately 90% of all gram negative infections coming in through the emergency department, and approximately 70% or more community-acquired infections presenting an ED. We continue to plan for FDA clearance by year-end. To date, we’ve had informal communications from the same FDA reviewer who reviewed T2Candida, and we expect to hear a formal response from the FDA soon.

We’re enthusiastic about the commercial interest in the T2Bacteria Panel as evidenced by the seven US hospitals now under contract to use the T2Bacteria RUO panel. At IDWeek in October, there was a presentation by one of our RUO customers who is the Director of Clinical Microbiology and Molecular Diagnostics at Hennepin County Medical Center, in Minneapolis. The presentation highlighted the potential benefits of T2Bacteria, including testing in the emergency department, where the T2Bacteria panel was shown to cover 85% to 91% of infections presenting in the ED at Hennepin County. The presentation also reiterated the potential for significant reductions in patient mortality, length of stay, and hospital readmissions.

T2Bacteria remains a very important product and key driver of future growth for our Company. We believe that availability of T2Bacteria, along with T2Candida and the T2Dx instrument, represents a game-changer in the market, and will be the first comprehensive rapid diagnostic sepsis solution, that combined with the standard of care, may enable approximately 95% of all patients who have a sepsis pathogen infection to be treated with the right-targeted therapy as quickly as six hours after blood is drawn. We continue to see from our commercial activities that the emergency department could be a strong beach-head to drive initial adoption of the platform within hospitals.

In addition to providing a rapid diagnostic result that can enable the timely admission of patients with deadly infections, there is a strong reimbursement structure in place that provides almost $290 of reimbursement for patients not admitted to the hospital. From T2’s perspective, being able to offer the T2Bacteria panel alongside of our already FDA-cleared T2Candida panel which both run on T2Dx instrument, enables us to more than double the market potential for our product. From the patient and healthcare perspective, adding T2Bacteria offers the health system millions of dollars of potential economic value and the ability to impact lives by allowing a faster and a more targeted therapeutic approach to treating patients.

A key focus of ours remains utilizing the increasing number of customer success stories to broaden and enhance the awareness of the T2Sepsis Solution. In October, we completed a successful IDWeek Conference which featured seven poster and panel presentations on our T2Sepsis Solution. In addition to the presentation from the Hennepin County Medical Center regarding their use of the T2Bacteria RUO product, there was an exciting presentation from the Chief of Infectious Diseases of the VA Pittsburg

Healthcare System. He presented results of a 14 multi-center trial that evaluated 152 patients with Candida infection. This study demonstrated T2Candida sensitivity of approximately 90%, including patients with candidemia that were missed by blood culture, and specifically patients with candidemia who’re being treated with antifungal drugs that can be missed by blood culture.

Also in October, the Henry Ford Health System published a study in the Journal of Antimicrobial Stewardship assessing the rapid diagnostic qualities of the T2Candida panel. In the study, patients tested with the T2Candida panel were treated in a median time of five hours, a more than eight-fold reduction as compared to that based on blood culture with delayed appropriate therapy by a median of 44 hours. This speed advantage demonstrates that T2Candida is a valuable clinical tool to aid Antifungal Stewardship’s goal to deliver timely antifungal therapy for infected patients. Although the study was not powered to evaluate reduction in patient mortality rate, the authors did note that appropriately treating patients within 24 hours of the onset of disease is proven to reduce mortality rates from 41% to below 16%. T2Candida is the only diagnostic method presented in this study with the speed and accuracy necessary to enable therapeutic decisions that might achieve this reduction in mortality.

Before turning the call over to Darlene for a complete review of our quarterly financial performance, I’d also like to provide a brief update on our pipeline and commercialization efforts. In September, we announced a partnership with the Centers for Disease Control and Prevention, the CDC, regarding a new effort that will use the T2Dx instrument in an investigational-use-only T2Caidida auris panel as a means of rapidly detecting the superbug Candida auris in hospitals around the country. Candida auris is a multi-drug resistant pathogen recognized by the CDC as a key health threat because of its difficulty to identify, and its growing resistance to all three major classes of the antifungal drugs.

Unlike most other species of Candida, Candida auris can quickly spread in a hospital, making rapid identification and hospital environmental surveillance a critical component of containing these outbreaks. Existing laboratory methods to detect Candida auris, including culture, suffer from prolonged detection time, 17 days at the CDC, and low accuracy, which exacerbates the challenge in the fight to contain the superbug. The T2Candida auris diagnostic panel has average time to result of approximately four hours. Instruments are installed at the CDC, and work is currently underway to validate the T2 method which is expected to take about 90 days. We’re also conducting a study in Europe on a test that has demonstrated its ability to detect Candida auris directly in patient blood.

In September, we initiated a partnership with Cidara, a West Coast biotech company, to use the T2Dx instrument along with the T2Candida panel to accelerate patient enrollments in its clinical trials evaluating the company’s lead antifungal compound, CD101. Their approach following the observation at clinical site using the T2 panels demonstrated for rapid development in their Phase 2 trials. Under the terms of relationship, we will place T2Dx instruments at Cidara clinical trial sites that choose to participate in the program and Cidara will provide reimbursement coverage for sites with T2Candida tests that are used to screen patients for enrolment. This relationship highlights both the new ways certain healthcare organizations are leveraging our product and how we are looking to maximize the market awareness of our product and commercial footprint.

We’ve also successfully included our preclinical study for our T2Lyme diagnostic panel and we’ll be meeting with the FDA soon to outline a clinical trial protocol that we expect to commence in the spring of next year. Lastly, the T2 gram-negative resistance panel development efforts through our partnership with Allergan also remains on track, and we plan to deliver initial product to Allergan late next year.

Now, let me turn the call over to Darlene to review our third quarter results in greater detail. Darlene?

Darlene Deptula-Hicks:

Thank you, John, and good afternoon, again, everyone. Total Company revenue was in line with our guidance for the third quarter while product revenue was slightly behind guidance primarily due to orders received late in the quarter that could not be shipped by quarter-end, and research revenue exceeded guidance.

Product revenues for the third quarter 2017 of $739,000 increased by $159,000 or 27.4% on a year-over-year basis and was slightly ahead of revenue reported for the second quarter 2017. Product revenue for the first nine months of 2017 of $2.1 million increased by $937,000 or 80.2% on a year-over-year basis. The increase in product revenue was primarily driven by increased sales of T2Candida test, resulting from a combination of increased usage at customer sites and new customers going live and testing patients as well as sales of T2Dx instrument.

Research revenue for the third quarter 2017 of $369,000 exceeded our guidance of less than $100,000. Research revenue in the third quarter and nine months period comparatively declined year-over-year as was expected, due primarily to a decline in revenue recognized under our co-development agreement with Canon Life Sciences which was offset by an increase in revenue recognized under our co-development agreement with Allergan.

Continuing down the P&L, total operating expenses excluding cost of product revenue for the third quarter of 2017 increased by $304,000 to $11.4 million from $11.1 million in the prior year corresponding quarter. This increase in operating expense year-over-year was primarily driven by a $680,000 increase in research and development expenses, offset by a $376,000 reduction in SG&A expenses. Probably more importantly, operating expenses sequentially were down in total by $1.4 million for the third quarter over the second quarter of 2017 with a $1.2 million reduction in R&D expense and a $200,000 reduction in SG&A expense. The $680,000 increase in R&D expense quarter-over-prior-year-quarter is primarily due to the costs associated with T2Bacteria clinical trials, increased non-cash depreciation expense, lab related and engineering prototype expense, outside services, and travel. Research and development expense includes $330,000 and $295,000 of non-cash stock-based compensation expense.

Sequentially, R&D expenses decreased by $1.2 million, primarily due to the completion of our T2Bacteria clinical trial in Q2 this year and reduced pay roll and related expenses. The $376,000 decrease in SG&A expenses quarter-over-prior-year-quarter is primarily due to reduced payroll and related expenses and decreased travel expense, offset by increased throughput costs.

SG&A costs include $778,000 and $872,000 of non-cash stock-based compensation expense. Sequentially, SG&A expenses decreased by $200,000, primarily due to the timing of marketing-related spending. The net loss attributable to common shareholders for the third quarter of 2017 is $14.1 million or $0.45 per basic and diluted share compared to a net loss of $12.8 million or $0.51 per basic and diluted share in the same period prior year. The weighted average shares used to compute earnings per share were 31.4 million and 25 million even shares for the third quarter of ‘17 and ‘16 respectively.

Now, turning to the balance sheet, at September 30, 2017, we had cash and cash equivalents of $53.9 million, which includes the net proceeds of $18.8 million raised from our recent financing concluded on September 15. We also continue to reduce our cash burn each quarter sequentially this year. Management projects that existing cash, together with the additional remaining liquidity on the Company’s term loan, should provide a cash runway into the first half of 2019.

Let me now turn to review 2017 guidance. We expect Q4, 2017 total revenue to be in the range of $1.1 million to $1.2 million with product revenue in the range of $1 million to $1.2 million and research revenue to be approximately $100,000. We also project operating expenses, excluding the cost of product revenue, to be in the range of $11.4 million to $11.8 million for the quarter, of which approximately $1.9 million is projected to be non-cash expense which primarily reflects stock-based compensation and depreciation expense. The weighted average shares outstanding for the nine months’ ending September 30, 2017, were 30.9 million and could be impacted in Q4 by stock option exercises, if any.

With that, I’ll now turn the call back to John for closing remarks.

John McDonough:

Thank you, Darlene. In summary, we’re pleased with our operational progress through the first nine months of the year, and in particular, the significant accomplishments realized in the third quarter. I’d like to thank everyone on the T2 Biosystems’ Team for their hard work and their focus on our mission of improving the lives of patients around the world. Together, we shared many significant milestones, especially in the last 90 days. We’re squarely focused on driving the commercial adoption of our product and driving revenue growth through adoption of our platform and testing of patients with our game-changing product, which includes T2Candida today, and T2Bacteria, available in Europe now for clinical use and being reviewed by the FDA for market clearance in the United States. We believe the market clearance of T2Bacteria will accelerate the adoption of the T2Sepsis Solution and bring significant value to patients and hospital economics.